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                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Ferrellgas Partners, L.P. on Form S-3 of our reports dated September 24, 1997, appearing in the Annual Report on Form 10-K of Ferrellgas Partners, L.P. for the year ended July 31, 1997 and to the references to us under the headings "Experts" and "Selected Historical Consolidated Financial and Operating Data" in the Prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP


Kansas City, Missouri
November 20, 1997